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                                                                [Draft--5/29/98]

                                                                     EXHIBIT 1.1


                       Navistar International Corporation

                            15,894,103 Shares /a/
                                  Common Stock
                               ($0.10 par value)

                          U.S. Underwriting Agreement


                                                              New York, New York
                                                                    [    ], 1998


Smith Barney Inc.
Credit Suisse First Boston Corporation
J.P. Morgan Securities Inc.
As U.S. Representatives of the several U.S. Underwriters,
c/o Smith Barney Inc.
388 Greenwich Street
New York, New York 10013


Ladies and Gentlemen:

          Navistar International Transportation Corp. Retiree Supplemental Benefit Trust (the "Selling Stockholder") proposes to sell to the several underwriters named in Schedule I hereto (the "U.S. Underwriters"), for whom you (the "U.S. Representatives") are acting as representatives, 15,894,103 shares of Class B Common Stock, $0.10 par value (the "Class B Stock"), of Navistar International Corporation (the "Company"), a Delaware corporation, which as described herein will convert into 15,894,103 shares of Common Stock, $0.10 par value per share ("Common Stock"), of the Company (such shares of Common Stock being hereinafter called the "U.S. Underwritten Securities"). The Company also proposes to grant to the U.S. Underwriters an option to purchase up to 1,300,000 additional shares of Common Stock to cover over-allotments (the "U.S. Option Securities"; the U.S. Option Securities, together with the U.S. Underwritten Securities, being hereinafter called the "U.S. Securities"). To the extent there are no additional U.S. Underwriters listed on Schedule I other than you, the term U.S. Representatives as used herein shall mean you, as U.S. Underwriters, and the terms U.S. Representatives and U.S. Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectuses shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement

--------------------
/a/ Plus an option to purchase from the Company up to 1,3000 additional U.S. Securities to cover over-allotments.

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or the issue date of such Preliminary Prospectus or the Prospectuses, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectuses shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of any Preliminary Prospectus or the Prospectuses, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 17 hereof.

          It is understood that the Company and the Selling Stockholder are concurrently entering into an International Underwriting Agreement dated the date hereof (the "International Underwriting Agreement") providing for the sale by the Selling Stockholder of an aggregate of 4,000,000 shares of Common Stock (such shares to be sold pursuant to the International Underwriting Agreement being hereinafter called the "International Securities", and together with the U.S. Securities, the "Securities"), outside the United States and Canada through arrangements with certain underwriters outside the United States and Canada (the "Managers" and, together with the U.S. Underwriters, the "Underwriters"), for whom Smith Barney Inc., Credit Suisse First Boston (Europe) Limited and J.P. Morgan Securities Ltd. are acting as lead managers (the "Lead Managers" and, together with the U.S. Representatives, the "Representatives").

          It is further understood and agreed that the U.S. Underwriters and the Managers have entered into an Agreement Between U.S. Underwriters and Managers dated the date hereof (the "Agreement Between U.S. Underwriters and Managers"), pursuant to which, among other things, the Managers may purchase from the U.S. Underwriters a portion of the Securities to be sold pursuant to the U.S. Underwriting Agreement and the U.S. Underwriters may purchase from the Managers a portion of the Securities to be sold pursuant to the International Underwriting Agreement. The Company and the Selling Stockholder understand that any such purchases and sales between the Managers and the U.S. Underwriters shall be governed by the Agreement Between U.S. Underwriters and Managers and shall not be governed by the terms of this Agreement or the U.S. Underwriting Agreement.

          In this Agreement, unless otherwise specified, all references to "dollars" or "$" are to the currency of the United States.

          1.   Representations and Warranties.

          (i) The Company represents and warrants to, and agrees with, each U.S. Underwriter as set forth below in this Section 1.

          (a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (file number 333-52375) on Form S-3, including related preliminary prospectuses, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: either (1) prior to the Effective Date of such registration statement, a further amendment to such registration statement (including the forms of final prospectus) or (2) after the Effective Date of such registration statement, a final prospectus in accordance with Rules 430A and 424(b). In the case of clause (2), the Company has included in
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     such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Prospectuses. As filed, such amendment and forms of final prospectus, or such final prospectuses, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the U.S. Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

          It is understood that two forms of prospectus are to be used in connection with the offering and sale of the Securities: one form of prospectus relating to the U.S. Securities, which are to be offered and sold to United States and Canadian Persons which for purposes of distribution to Canadian Persons shall have a Canadian "wrap-around" (the "Canadian Offering Memorandum"), and one form of prospectus relating to the International Securities, which are to be offered and sold to persons other than United States and Canadian Persons. The two forms of prospectus are identical except for the outside front cover page and the outside back cover page. Such form of prospectus relating to the U.S. Securities as first filed with the Commission pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, such form of final prospectus relating to the U.S. Securities included in the Registration Statement at the Effective Date, is hereinafter called the "U.S. Prospectus"; such form of prospectus relating to the International Securities as first filed with the Commission pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, such form of final prospectus relating to the International Securities included in the Registration Statement at the Effective Date, is hereinafter called the "International Prospectus"; and the U.S. Prospectus and the International Prospectus are hereinafter collectively called the "Prospectuses". Insofar as they relate to offers or sales of Securities in Canada, all references herein to the U.S. Preliminary Prospectus and the U.S. Prospectus shall include the Canadian Offering Memorandum.

          (b) On the Effective Date, the Registration Statement did or will, and when the Prospectuses are first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which U.S. Option Securities are purchased, if such date is not the Closing Date (a "settlement date"), the Prospectuses (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectuses, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectuses (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained
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     in or omitted from the Registration Statement or the Prospectuses (or any supplement thereto) in reliance upon and in conformity with information furnished herein or in writing to the Company by or on behalf of any U.S. Underwriter through the U.S. Representatives specifically for inclusion in the Registration Statement or the Prospectuses (or any supplement thereto) or by or on behalf of the Selling Stockholder specifically for inclusion in the Registration Statement or the Prospectuses (or any supplement thereto).

          (c) None of the sale of the Securities, the consummation of any other of the transactions contemplated herein or in the International Underwriting Agreement (including the conversion of the Class B Stock to Common Stock) or the fulfillment of the terms hereof of thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) the obligations of the Company or any of its subsidiaries pursuant to the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) the obligations of the Company or any of its subsidiaries pursuant to any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, which conflict, breach, violation or imposition would, in the case of clauses (ii) and
     (iii) above, either individually or in the aggregate with all other conflicts, breaches and violations referred to in this paragraph (c) (if any), have an adverse effect on the consummation of the transactions contemplated herein or in the International Underwriting Agreement or have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

          (d) The restrictions relating to the transferability of the Class B Stock imposed by Section III.E. of Article Fourth of the Restated Certificate of Incorporation of the Company have been duly waived by the Board of Directors of the Company.

          (e) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the International Underwriting Agreement or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).
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          (f)  Except as disclosed in the Registration Statement and the
     Prospectuses (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), neither the Company nor any of its subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and its subsidiaries taken as a whole, and there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company or any of its subsidiaries, or any material adverse change, or any development having or which may reasonably be expected to have a material adverse change, in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

          Any certificate signed by any officer of the Company and delivered to the U.S. Representatives or counsel for the U.S. Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each U.S. Underwriter.

          (ii) The Selling Stockholder represents and warrants to, and agrees with, each U.S. Underwriter that:

          (a) The Selling Stockholder is the lawful owner of the Class B Stock and that, upon the conversion of the Class B Stock and the sale and delivery of, and payment for, the Securities, as provided herein and in the International Underwriting Agreement, the Selling Stockholder will convey to the Underwriters good and marketable title to the Class B Stock and, assuming the conversion of the Class B Stock into the Common Stock as provided in this Agreement and the International Underwriting Agreement, the Securities, free and clear of all liens, encumbrances, equities and claims whatsoever.

          (b) The Selling Stockholder has not taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (c) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Selling Stockholder of the transactions contemplated herein or in the International Underwriting Agreement, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained.

          (d) Assuming that the Board of Directors of the Company has approved the transactions contemplated by this Agreement, none of the sale of the Class B Stock and, assuming the conversion of the Class B Stock into the Common Stock as provided in this Agreement and the International Underwriting Agreement, the
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     Securities being sold by the Selling Stockholder, the consummation of any other of the transactions herein contemplated by the Selling Stockholder or the fulfillment of the terms hereof or thereof by the Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the trust agreement of the Selling Stockholder (the "Trust Agreement") or the terms of any indenture or other agreement or instrument to which the Selling Stockholder is a party or by which it is bound, or any judgment, order or decree applicable to the Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Selling Stockholder.

          (e) In respect of any statements in or omissions from the Registration Statement or the Prospectuses or any supplements thereto made in reliance upon and in conformity with information furnished in writing to the Company by the Selling Stockholder specifically for use in connection with the preparation thereof, the Selling Stockholder hereby makes the same representations and warranties to each U.S. Underwriter as the Company makes to such U.S. Underwriter under paragraph (i)(b) of this Section.

          Any certificate signed by the Selling Stockholder and delivered to the U.S. Representatives or counsel for the U.S. Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Selling Stockholder, as to matters covered thereby, to each U.S. Underwriter.

          2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholder agrees to sell to each U.S. Underwriter, and each U.S. Underwriter agrees severally and not jointly to purchase from the Selling Stockholder, at a purchase price of $[___] per share, the Class B Stock which, when converted as described herein, will equal the amount of the U.S. Underwritten Securities set forth opposite such U.S. Underwriter's name in Schedule I hereto (other than the Repurchased Securities (as defined), which are subject to paragraph (c) of this
Section 2) [and the Company agrees to pay to each U.S. Underwriter a[n additional] discount of $[___] for each share purchased by such U.S. Underwriter]. It is understood that the U.S. Underwriters are not obligated to purchase any U.S. Underwritten Securities unless all the International Securities are purchased by the Managers.

          (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several U.S. Underwriters to purchase, severally and not jointly, up to 1,300,000 U.S. Option Securities at a purchase price of $[___] per share (such price being the price at which the U.S. Underwritten Securities are offered to the public). Said option may be exercised only to cover over-allotments in the sale of the U.S. Underwritten Securities by the U.S. Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Prospectuses upon written or telegraphic notice by the U.S. Representatives to the Company setting forth the number of shares of the U.S. Option Securities as to which the several U.S. Underwriters are exercising the option and the settlement date. Delivery of certificates for the shares of U.S. Option Securities by the Company, and payment therefor to the Company, shall be made as provided in Section 3 hereof. The number of U.S. Option Securities to be purchased by each U.S. Underwriter shall be the same percentage of the total
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     number of shares of the U.S. Option Securities to be purchased by the several U.S. Underwriters as such U.S. Underwriter is purchasing of the U.S. Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

          (c) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholder agrees to sell to each U.S. Underwriter, and each U.S. Underwriter agrees severally and not jointly to purchase from the Selling Stockholder, at a purchase price equal to $[_____] per share (such price being the price at which the U.S. Underwritten Securities are offered to the public), 2,000,000 U.S. Underwritten Securities (the "Repurchased Securities"). The Company agrees that it shall cause Navistar International Transportation Corp. ("NITC") to purchase from the U.S. Underwriters the Repurchased Securities at a purchase price equal to $[_____] per share (such price being the price at which the U.S. Underwritten Securities are offered to the public) pursuant to the agreement dated [_______], 1998, among the Company, NITC and the Selling Stockholder. The number of Repurchased Securities to be purchased by each U.S. Underwriter shall be the same percentage of the total number of shares of the Repurchased Securities to be purchased by the several U.S. Underwriters as such U.S. Underwriter is purchasing of the U.S. Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares. The Selling Stockholder agrees to pay to Smith Barney Inc., in its individual capacity and not as a U.S. Representative, a fee equal to $[___] (representing one percent of the aggregate purchase price of the Repurchased Securities).

          3. Delivery and Payment. Delivery of and payment for the U.S. Underwritten Securities and the U.S. Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on [____________], 1998, or at such time on such later date not more than three Business Days after the foregoing date as the U.S. Representatives and the Lead Managers shall designate, which date and time may be postponed by agreement among the U.S. Representatives, the Lead Managers, the Company and the Selling Stockholder or as provided in Section 9 hereof (such date and time of delivery and payment for the U.S. Securities being herein called the "Closing Date"). Delivery of the U.S. Underwritten Securities shall be made to the U.S. Representatives for the respective accounts of the several U.S. Underwriters against payment by the several U.S. Underwriters through the U.S.
Representatives of the purchase price of the U.S. Underwritten Securities to or upon the order of the Selling Stockholder by wire transfer payable in same-day funds to the account specified by the Selling Stockholder [and against payment by the Company of the discount of $[___] for each share purchased by the U.S. Underwriters, other than the Repurchased Securities, to or upon the order of the several U.S. Underwriters through the U.S. Representatives by wire transfer payable in same-day funds to the account specified by the U.S. Underwriters through Salomon Smith Barney]. Delivery of the U.S. Underwritten Securities and the U.S. Option Securities shall be made through the facilities of The
Depository Trust Company unless the U.S. Representatives shall otherwise instruct. Delivery of the Repurchased Securities shall be made by the U.S. Underwriters to NITC against payment by NITC of the purchase price of the Repurchased Securities to or upon the order of the several U.S. Underwriters through the U.S. Representatives by wire transfer payable in
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                                                                               8

same-day funds to the account specified by the U.S. Underwriters through Salomon Smith Barney.

          The Company will pay all applicable state transfer taxes, if any, involved in the transfer to the several U.S. Underwriters of the U.S. Securities, and the respective U.S. Underwriters will pay any additional stock transfer taxes involved in further transfers.

          If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the U.S. Option Securities (at the expense of the Company) to the U.S. Representatives on the date specified by the U.S. Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several U.S. Underwriters, against payment by the several U.S. Underwriters through the U.S. Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. If settlement for the U.S. Option Securities occurs after the Closing Date, the Company will deliver to the U.S. Representatives on the settlement date for the U.S. Option Securities, and the obligation of the U.S. Underwriters to purchase the U.S. Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

          On the Closing Date, the Selling Stockholder will surrender certificates, duly endorsed to the Company or in blank, for shares of Class B Stock to the Company or its transfer agent for conversion into the U.S. Underwritten Securities. The Company shall or shall cause its transfer agent to, on the Closing Date upon receipt of such certificates, effect such conversion and issue the U.S. Underwritten Securities for the respective accounts of the several U.S. Underwriters.

          4. Offering by U.S. Underwriters. It is understood that the several U.S. Underwriters propose to offer the U.S. Securities for sale to the public as set forth in the U.S. Prospectus.

          5.   Agreements.

          (i)  The Company agrees with the several U.S. Underwriters that:

          (a) The Company will use its reasonable best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectuses or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectuses is otherwise required under Rule 424(b), the Company will cause the Prospectuses, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the U.S. Representatives of such timely filing.
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                                                                               9

     Upon your request, the Company will cause the Rule 462(b) Registration Statement, completed in compliance with the Act and the applicable rules and regulations thereunder, to be filed with the Commission pursuant to Rule 462(b) and will provide evidence satisfactory to the U.S. Representatives of such filing. The Company will promptly advise the U.S. Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Prospectuses, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectuses or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the U.S. Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectuses as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectuses to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (1) notify the U.S. Representatives of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (i)(a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Prospectuses to you in such quantities as you may reasonably request.

          (c) As soon as practicable, the Company will make generally available to its security holders and to the U.S. Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (d) The Company will furnish to the U.S. Representatives and counsel for the U.S. Underwriters, without charge, signed copies of the
     Registration Statement (including exhibits thereto) and to each other U.S. Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an U.S. Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectuses and any supplement thereto as the U.S. Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.
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                                                                              10

          (e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the U.S. Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

          (f) The Company will not, without the prior written consent of Salomon Smith Barney, for a period of 90 days following the Execution Time, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, or announce the offering of, or file a registration statement with the Commission in respect of, any other shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock, or grant any options, warrants or similar securities to purchase Common Stock; provided, however, that the Company may issue and sell Common Stock or make any awards pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Common Stock issuable upon the conversion of securities (including Class B Stock) or the exercise of warrants outstanding at the Execution Time.

          (g) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (h) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectuses and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectuses and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, the International Underwriting Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the listing of the Option Securities on the New York Stock Exchange; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states or Canada or any other foreign jurisdiction or locality therein (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities;
     (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholder subject as set forth in the last sentence of this paragraph (h) of Section 5 to the Registration Rights Agreement (as defined); (x) the conversion of the Class B Stock into the Securities; and
     (xi) all other costs and expenses incident to the performance by the Company and the Selling Stockholder of their obligations hereunder. This paragraph (h) of Section 5 shall in no way be interpreted to amend, alter or suspend the terms and provisions of the Registration Rights Agreement dated March 30, 1993, between the Company and the Selling Stockholder (the "Registration Rights Agreement") with respect to the rights and obligations of the Company and the Selling Stockholder vis-a-vis each other, but not with respect to the rights of the U.S. Underwriters pursuant to this Agreement.

          (ii) The Selling Stockholder agrees with the several U.S. Underwriters that:

          (a) The Selling Stockholder will not, without the prior written consent of Salomon Smith Barney, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days following the Execution Time, other than the conversion of Class B Stock into Common Stock.

          (b) The Selling Stockholder will not take any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (c) The Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of any change in information in the Registration Statement or the Prospectuses relating to the Selling Stockholder.

          (iii) Each U.S. Underwriter agrees that (a) it is not purchasing any of the U.S. Securities for the account of anyone other than a United States or Canadian Person, (b) it has not offered or sold, and will not offer or sell, directly or indirectly, any of the U.S. Securities or distribute any U.S. Prospectus to any person outside of the United States or Canada, or to anyone other than a United States or Canadian Person, (c) any dealer to whom it may sell any of the U.S. Securities will represent that it is not purchasing for the account of anyone other than a United States or Canadian Person and agree that it will not offer or resell, directly or indirectly, any of the U.S. Securities outside of the United States or Canada, or to anyone other than a United States or Canadian Person or to any other dealer who does not so represent and agree; provided, however, that the foregoing shall not restrict (i) purchases and sales between the U.S. Underwriters on the one hand and the Managers on the other hand pursuant to the Agreement Between U.S. Underwriters and Managers, (ii) stabilization transactions contemplated under the Agreement Between U.S. Underwriters and Managers, conducted through Salomon Smith Barney (or through the U.S. Representatives and the Lead Managers) as part of the distribution of the Securities and (iii) sales to or through (or distributions of U.S. Prospectuses or U.S. Preliminary Prospectuses to) United States or Canadian Persons who are investment advisors, or who otherwise exercise investment discretion, and who are purchasing for the account of anyone other than a United States or Canadian Person and (d) the executive officers and directors of the Company and NITC, other than John R. Horne and Robert C. Lannert, may sell, pledge or otherwise dispose of up to an aggregate of 200,000 shares during the period beginning on the Execution Time and ending on August 14, 1998.

          (iv) The agreements of the U.S. Underwriters set forth in paragraph
(iii) of this Section 5 shall terminate upon the earlier of the following events:

          (a) a mutual agreement of the U.S. Representatives and the Lead Managers to terminate the selling restrictions set forth in paragraph (iii) of this Section 5 and in Section 5(iii) of the International Underwriting Agreement; or

          (b) the expiration of a period of 30 days after the Closing Date, unless (1) the Lead Managers shall have given notice to the Company, the Selling Stockholder and the U.S. Representatives that the distribution of the International Securities by the Managers has not yet been completed or
     (2) the U.S. Representatives shall have given notice to the Company, the Selling Stockholder and the Managers that the distribution of the U.S. Securities by the U.S. Underwriters has not yet been completed. If such notice by the U.S. Representatives or the Lead Managers is given, the agreements set forth in such paragraph (iii) shall survive until the earlier of (A) the event referred to in clause (a) of this subsection (iv) or (B) the expiration of an additional period of 30 days from the date of any such notice.

          6. Conditions to the Obligations of the U.S. Underwriters. The obligations of the U.S. Underwriters to purchase the U.S. Underwritten Securities and the U.S. Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholder contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholder made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholder of their respective obligations hereunder and to the following additional conditions:

          (a) If the Registration Statement has not become effective prior to the Execution Time, unless the U.S. Representatives agree in writing to a later time, the Registration Statement will become effective not later than
     (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectuses, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectuses, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) The Company shall have caused Kirkland & Ellis, counsel for the Company, to have furnished to the U.S. Representatives their opinion, dated the Closing Date and addressed to the U.S. Representatives, to the effect that:

               (i) each of the Company, NITC and Navistar Financial Corporation ("NFC") is validly existing as a corporation and in good standing under the General Corporation Law of the State of Delaware. Under their respective Certificates of Incorporation and By-Laws, each of the Company, NITC and NFC has the corporate power and authority necessary to own and lease its properties and to conduct its business as described in the Prospectuses;

               (ii) this Agreement and the International Underwriting Agreement have been duly authorized, executed and delivered by the Company;

               (iii) the U.S. Option Securities to be sold by the Company pursuant to this Agreement are duly authorized, validly issued, fully paid and nonassessable [; the sale of the U.S. Option Securities is not subject to any preemptive rights under the terms of the statue under which the Company is incorporated, under the Company's Certificate of Incorporation or under any contractual provision of which such counsel has knowledge]; the Securities to be purchased by the Underwriters from the Selling Stockholder pursuant to this Agreement and the International Underwriting Agreement are duly authorized, validly issued, fully paid and nonassessable;

               (iv) the Company's authorized capital stock (including its authorized Common Stock) is as set forth under the heading "Capitalization" in the Prospectuses and conforms in all material respects to the description of the terms thereof contained under the heading "Description of Capital Stock" in the Prospectuses;

               (v) the Company's execution and delivery of this Agreement and the International Underwriting Agreement and the sale of the Securities to you in accordance with this Agreement and the International Underwriting Agreement and the consummation by the Company of the other transactions contemplated herein or therein (including the conversion of the Class B Stock to Common Stock) do not
          (A) violate the Company's Certificate of Incorporation or Bylaws or
          (B) constitute a violation by the Company of any applicable provision of any law, statute or regulation (except that such counsel expresses no opinion in this paragraph as to compliance with any disclosure requirement or any prohibition against fraud or misrepresentation or as to whether performance of the indemnification or contribution provisions in this Agreement or the International Underwriting Agreement would be permitted) or (C) breach, or result in a default under, any existing obligation of the Company or any of its subsidiaries under any of the agreements set forth on Schedule A attached thereto (which representatives of the Company have advised such counsel include all material debt agreements and instruments of or binding on the Company or any of the Company's subsidiaries). The agreements in Schedule A contain debt incurrence tests and/or other financial covenants and tests; such counsel has not attempted to independently apply any of those covenants or tests. Representatives of the Company have however advised such counsel that they have applied all of those tests and covenants and have determined that none of those tests or covenants will breached by the sale of the Securities to you or by any of the other actions cited at the beginning of this paragraph, and such counsel has assumed without investigation that such advice and determination are correct;

               (vi) such counsel has no knowledge about any legal action or any governmental action, investigation or proceeding that is pending or threatened against the Company, any of the Company's subsidiaries or any of their property that has caused such counsel to conclude that such preceding is required by Item 103 of Regulation S-K to be described in the Prospectuses but that is not so described; such counsel has no knowledge about any contract or other document to which the Company or any of its subsidiaries is a party or to which any of their property is subject that has caused such counsel to conclude that such contract or other document is required to be described in the Prospectuses but is not so described or is required to be filed as an exhibit to the Registration Statement but has not been so filed;

               (vii) a member of the Commission's staff has advised such counsel by telephone that the Commission has entered an order declaring the Registration Statement effective under the Act on June [ ], 1998 (the "effective date"); such counsel has no knowledge that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or overtly threatened by, the Commission; the Prospectuses, and any supplements thereto, have been filed with the Commission within the time period required by Rule 424(b) under the Act; and such counsel shall state in a separate paragraph that nothing has come to such counsel's attention that has caused such counsel to conclude that (A) the Registration Statement at the Effective Date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the Prospectuses at the date each bears or on the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (C) as of the effective date, either the Registration Statement or the Prospectuses appeared on its face not to be responsive in all material respects to the requirements of Form S-3;

               (viii) the Company was not required to file with, or obtain any consent, approval, authorization or order of any governmental agency or body for the sale of the Securities under this Agreement or the International Underwriting Agreement and the consummation by the Company of the other transactions contemplated hereby or thereby (including the conversion of the Class B Stock to Common Stock), except for the registration of the offer and sale of the Securities under the Act and as may be required under [the Exchange Act] in connection with the purchase and distribution of the Securities by the Underwriters;

               (ix) the Company is not and, immediately after the sale of the U.S. Option Securities to the U.S. Underwriters and the application of the net proceeds therefrom as described in the Prospectus under the caption "Use of Proceeds" will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended, and

               (x) the information in the Prospectuses under the heading "Certain United States Tax Consequences to Non-United States Holders" to the extent that it summarizes laws, governmental rules and regulations or documents is correct in all material respects.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, the General Corporation Law of the State of Delaware or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the U.S. Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. The opinion of such counsel shall be rendered to the U.S. Underwriters at the request of the Company and shall so state. References to the Prospectuses in this paragraph (b) include any supplements thereto at the Closing Date.

          (c) The Company shall have caused Robert A. Boardman, Esq., Senior Vice President and General Counsel of the Company, to have furnished to the U.S. Representatives his opinion, dated the Closing Date and addressed to the U.S. Representatives, to the effect that:

               (i) each of the Company, NITC and NFC (individually a "Subsidiary" and collectively the "Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectuses, and has been duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction wherein it owns or leases material properties or conducts material business and where the failure to be so qualified would, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses; notwithstanding the foregoing limitation, the NITC is duly qualified to do business as a foreign corporation and is in good standing under the laws of the States of Arkansas, Indiana, Illinois, Ohio, Texas and Wisconsin;

               (ii) all the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectuses, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interest, claim, lien or encumbrance;

               (iii) the Company's authorized capital stock (including its authorized Common Stock) is as set forth under the heading "Capitalization" in the Prospectuses and conforms in all material respects to the description of the terms thereof contained under the heading "Description of Capital Stock" in the Prospectuses;

               (iv) the outstanding shares of Common Stock (including the Securities being sold hereunder and under the International Underwriting Agreement) and Class B Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the U.S. Underwriters pursuant hereto and by the International Underwriters pursuant to the International Underwriting Agreement, will be fully paid and nonassessable; the Securities are duly listed, and admitted and authorized for trading, on the New York Stock Exchange subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities and, except as set forth in the Prospectuses, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

               (v) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries or its or their property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectuses, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectuses, or to be filed as an exhibit thereto, which is not described or filed as required; and the information in the Prospectuses under the headings "Risk Factors--Impact of Government Regulation", "Management's Discussion and Analysis of Results and Operations and Financial Condition--Environmental Matters" and

          "Description of Capital Stock" to the extent that it summarizes laws, governmental rules and regulations or documents is correct in all material respects;

               (vi) none of the issuance and sale of the Securities, the consummation of any other of the transactions contemplated herein or in the International Underwriting Agreement or the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiaries pursuant to (A) the Certificate of Incorporation or Bylaws of the Company or the Subsidiaries, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument known to such counsel to which the Company or any Subsidiary is a party or bound or to which its or their property is subject, or (C) any statute, law, rule, regulation, judgment, order or decree known to such counsel to be applicable to the Company or any of the Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or the Subsidiaries or any of its or their property, which violation or default would, in the case of clauses (B) and (C) above, either individually or in the aggregate with all other violations and defaults referred to in this paragraph (vi) (if any), have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses;

               (vii) such counsel has no reason to believe that the Registration Statement on the Effective Date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses as of their dates and on the Closing Date included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion); and

               (viii) except as set forth in the Prospectuses, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Illinois, the General Corporation Law of the State of Delaware or the Federal laws of the United States, to the extent such counsel deems proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the U.S. Representatives and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials. The opinion of such counsel shall be rendered to the U.S. Representatives at the request of the Company and shall so state. References to the Prospectuses in this paragraph (c) include any supplements thereto at the Closing Date.

          (d) The Selling Stockholder shall have caused Willkie Farr & Gallagher, counsel for the Selling Stockholder, to have furnished to the U.S. Representatives their opinion, dated the Closing Date and addressed to the U.S. Representatives, to the effect that:

               (i) this Agreement and the International Underwriting Agreement have been duly authorized, executed and delivered by the Selling Stockholder and, assuming that the Board of Directors of the Company has approved the transactions contemplated by this Agreement, the Selling Stockholder has full legal right and authority to surrender the Class B Stock for conversion into the Securities and to sell, transfer and deliver the Class B Stock and, assuming the conversion of the Class B Stock into the Common Stock as provided in this Agreement and the International Underwriting Agreement, the Securities in the manner provided in this Agreement and in the International Underwriting Agreement;

               (ii) the delivery to the several Underwriters of certificates for the Securities against payment therefor as provided herein and in the International Underwriting Agreement, assuming that the Board of Directors of the Company has approved the transactions contemplated by this Agreement, will pass good and marketable title to the Class B Stock and, assuming the conversion of the Class B Stock into the Common Stock as provided in this Agreement and the International Underwriting Agreement, the Securities to the several Underwriters, free and clear of all liens, encumbrances, equities and claims whatsoever;

               (iii) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Selling Stockholder of the transactions contemplated herein and in the International Underwriting Agreement, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained; and

               (iv) none of the sale of the Class B Stock or, assuming the conversion of the Class B Stock into the Common Stock as provided in this Agreement and the International Underwriting Agreement, the Securities, the consummation of any other of the transactions contemplated herein or in the International Underwriting Agreement by the Selling Stockholder or the fulfillment of the terms hereof or thereof by the Selling Stockholder, assuming that the Board of Directors of the Company has approved the transactions contemplated by this Agreement, will conflict with, result in a breach or violation of, or constitute a default under any law or the Trust Agreement or the terms of the settlement agreement dated March 30, 1993, as amended, between the Company and the Selling Stockholder, or any judgment, order or decree known to such counsel to be applicable to the

          Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Selling Stockholder.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of the Employee Retirement Income Security Act of 1974, as amended, or the application of laws of any jurisdiction other than the State of New York, the State of Delaware or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the U.S. Underwriters, and (B) as to matters of fact, to the extent they deem proper, on certificates of the Selling Stockholder and public officials. The opinion of such counsel shall be rendered to the U.S. Underwriters at the request of the Selling Stockholder and shall so state.

          (e) The U.S. Representatives shall have received from Cravath, Swaine & Moore, counsel for the U.S. Underwriters, such opinion or opinions, dated the Closing Date and addressed to the U.S. Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectuses (together with any supplement thereto) and other related matters as the U.S. Representatives may reasonably require, and the Company and the Selling Stockholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (f) The Company shall have furnished to the U.S. Representatives a certificate of the Company, signed by the Executive Vice President and Chief Financial Officer of the Company and the Treasurer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectuses, any supplements to the Prospectuses, this Agreement and the International Underwriting Agreement and that:

               (i) the representations and warranties of the Company in this Agreement and in the International Underwriting Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

               (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

               (iii) since the date of the most recent financial statements included or incorporated by reference in the Prospectuses (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

          (g) The Selling Stockholder shall have furnished to the U.S. Representatives a certificate, signed by David Hirschland, the Secretary of the Supplemental Committee of the Selling Stockholder, dated the Closing Date, to the effect that (i) the signer of such certificate has carefully examined the Registration Statement, the Prospectuses, any supplement to the Prospectuses, this Agreement and the International Underwriting Agreement, (ii) the representations and warranties of the Selling Stockholder in this Agreement and in the International Underwriting Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date and (iii) the Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

          (h) The Company shall have caused Deloitte & Touche, LLP to have furnished to the U.S. Representatives and the Selling Stockholder, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the U.S. Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and that they have performed a review of the unaudited interim financial information of the Company for the three-month periods ended January 31, 1998 and 1997 and April 30, 1998 and 1997 and as at January 31, 1998 and 1997 and April 30, 1998 and 1997, in accordance with Statement on Auditing Standards No. 71, and stating in effect that:

               (i) in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectuses and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

               (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review, in accordance with standards established under Statement on Auditing Standards No. 71, of the unaudited interim financial information for the three-month periods ended January 31, 1998 and 1997, and as at January 31, 1998 and 1997; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors, audit, organizational and finance committees of the Company and its subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to October 31, 1997, nothing came to their attention which caused them to believe that:

                    (1) any unaudited financial statements included in the Registration Statement and the Prospectuses do not comply as to form in all material respects with applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectuses;

                    (2) with respect to the period subsequent to January 31, 1998, there were, at a specified date not more than five days prior to the date of the letter, any changes in the capital stock, increase in consolidated debt of the Company or decreases in the total assets or shareowners' equity of the Company and its subsidiaries as compared with the amounts shown on the January 31, 1998, consolidated statement of financial condition included in the Registration Statement and the Prospectuses, or for the period from February 1, 1998, to such specified date there were any decreases, as compared with the corresponding period in the preceding fiscal year, in consolidated sales of manufactured product, total sales and revenue, income before income taxes or net income of the Company and its subsidiaries, except in all instances for changes, increases or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the U.S. Representatives; or

                    (3) the information included or incorporated by reference in the Registration Statement and the Prospectuses in response to Regulation S-K, Item 301 (Selected Financial Data) and Item 402 (Executive Compensation), is not in conformity with the applicable disclosure requirements of Regulation S-K; and

               (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectuses, including the information set forth under the captions "Prospectus Summary", "Risk Factors", "Capitalization", "Selected Consolidated Financial and Operating Data", "Management's Discussion and Analysis of Results of Operations and Financial Condition", "Business" and "Description of Capital Stock" in the Prospectuses, the information included or incorporated by reference in Items 1, 6, 7, 11 and 13 of the Company's Annual Report on Form 10-K, as amended, incorporated by reference in the Registration Statement and the Prospectuses, the information included in the "Management's Discussion and Analysis of Results of Operations and Financial Condition" included in the Company's Quarterly Report on Form 10-Q incorporated by reference in the Registration Statement and the Prospectuses, the information included in the Company's Current Reports on Form 8-K incorporated by reference in the Registration Statement and the Prospectuses and the information included in the Company's Proxy Statement incorporated by reference in the Registration Statement and the

          Prospectuses agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

          (i) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

          (j) The Securities shall have been listed and admitted and authorized for trading on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the U.S. Representatives.

          (k) At the Execution Time, the Company shall have furnished to the U.S. Representatives a letter substantially in the form of Exhibit A hereto from each executive officer and director of the Company or NITC addressed to the U.S. Representatives.

          (l) Prior to the Closing Date, the Company and the Selling Stockholder shall have furnished to the U.S. Representatives such further information, certificates and documents as the U.S. Representatives may reasonably request.

          (m) The closing of the purchase of the International Securities pursuant to the International Underwriting Agreement shall have occurred.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the U.S. Representatives and counsel for the U.S. Underwriters, this Agreement and all obligations of the U.S. Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the U.S. Representatives. Notice of such cancelation shall be given to the Company and the Selling Stockholder in writing or by telephone or facsimile confirmed in writing.

          The documents required to be delivered by this Section 6 shall be delivered at the office of Cravath, Swaine & Moore, counsel for the U.S. Underwriters, at Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019, on the Closing Date.

          7. Reimbursement of U.S. Underwriters' Expenses. If the sale of the U.S. Securities provided for herein is not consummated because any condition to the obligations of the U.S. Underwriters set forth in Section 6 hereof relating to the Company is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the U.S. Underwriters, the Company will reimburse the U.S. Underwriters severally through Salomon Smith Barney on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the U.S. Securities. If the sale of the U.S. Securities provided for herein is not consummated because any condition to the obligations of the U.S. Underwriters set forth in Section 6 hereof relating to the Selling Stockholder is not satisfied or because of any refusal, inability or failure on the part of the Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the U.S. Underwriters, the Selling Stockholder will reimburse the U.S. Underwriters severally through Salomon Smith Barney on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the U.S. Securities.

          8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each U.S. Underwriter, the directors, officers, employees and agents of each U.S. Underwriter, each person who controls any U.S. Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any U.S. Preliminary Prospectus or International Preliminary Prospectus or either of the Prospectuses, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any U.S. Underwriter through the U.S. Representatives specifically for inclusion therein; provided further, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Selling Stockholder specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) The Selling Stockholder agrees to indemnify and hold harmless each U.S. Underwriter, the directors, officers, employees and agents of each U.S. Underwriter and each person who controls any U.S. Underwriter within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each U.S. Underwriter, but only with reference to written information furnished to the Company by or on behalf of the Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Selling Stockholder may otherwise have. The Company and the U.S. Underwriters acknowledge that the information under the heading "Selling Stockholder" related to the number of shares of Common Stock held by the Selling Stockholder constitutes the only information furnished in writing by or on behalf of the Selling Stockholder for inclusion in any U.S. Preliminary Prospectus or International Preliminary Prospectus or the Prospectuses.

          (c) Each U.S. Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each person who controls the Company within the meaning of either the Act or the Exchange Act and the Selling Stockholder, to the same extent as the foregoing indemnity to each U.S. Underwriter, but only with reference to written information relating to such U.S. Underwriter furnished to the Company by or on behalf of such U.S. Underwriter through the U.S. Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any U.S. Underwriter may otherwise have. The Company and the Selling Stockholder acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities, the legend in block capital letters on page 2 related to stabilization, syndicate covering transactions and penalty bids and, under the heading "Underwriting", (i) the sentences related to concessions and reallowances, (ii) the paragraphs related to the Agreements Between the U.S. Underwriters and the Managers and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any U.S. Preliminary Prospectus or International Prelimi nary Prospectus and the Prospectuses constitute the only information furnished in writing by or on behalf of the several U.S. Underwriters for inclusion in any U.S. Preliminary Prospectus or International Preliminary Prospectus or the Prospectuses.

          (d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the reasonable fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not unreasonably be withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (e)  In the event that the indemnity provided in paragraph (a), (b) or
(c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholder and the U.S. Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, the Selling Stockholder and one or more of the U.S. Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, by the Selling Stockholder and by the U.S. Underwriters from the offering of the U.S. Securities; provided, however, that in no case shall any U.S. Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the U.S. Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the U.S. Securities pur chased by such U.S. Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholder and the U.S. Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, of the Selling Stockholder and of the U.S. Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and by the Selling Stockholder shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholder, and benefits received by the U.S. Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the U.S. Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, the Selling Stockholder or the U.S. Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholder and the U.S. Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwith standing the provisions of this paragraph (e), no person guilty of fraudulent misrepresen tation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls a U.S. Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an U.S. Underwriter shall have the same rights to contribution as such U.S. Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this para graph (e). Notwithstanding the foregoing, this paragraph (e) shall not be interpreted to provide for any obligation of the Selling Stockholder in excess of the obligations to which the Selling Stockholder would be subject under paragraph (b) of this Section 8 if indemnity under such paragraph (b) had been available.

          9. Default by a U.S. Underwriter. If any one or more U.S. Underwriters shall fail to purchase and pay for any of the U.S. Securities agreed to be purchased by such U.S. Underwriter or U.S. Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining U.S. Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of U.S. Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of U.S. Securities set forth opposite the names of all the remaining U.S. Underwriters) the U.S. Securities which the defaulting U.S. Underwriter or U.S. Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of U.S. Securities which the defaulting U.S. Underwriter or U.S. Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of U.S. Securities set forth in Schedule I hereto, the remaining U.S. Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the U.S. Securities, and if such nondefaulting U.S. Underwriters do not purchase all the U.S. Securities, this Agreement will terminate without liability to any nondefaulting U.S. Underwriter, the Selling Stockholder or the Company. In the event of a default by any U.S. Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the U.S. Representatives shall determine in order that the required changes in the Registration Statement and the Prospectuses or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting U.S. Underwriter of its liability, if any, to the Company, the Selling Stockholder and any nondefaulting U.S. Underwriter for damages occasioned by its default hereunder.

          10. Termination. This Agreement shall be subject to termination in the absolute discretion of the U.S. Representatives, by notice given to the Company prior to delivery of and payment for the U.S. Securities, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission on the New York, Chicago or Pacific Stock Exchanges or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on the New York Stock Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the U.S. Representatives, impractical or inadvisable to proceed with the offering or delivery of the U.S. Securities as contemplated by the U.S. Prospectus (exclusive of any supplement thereto).

          11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of the Selling Stockholder and of the U.S. Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter, the Selling Stockholder or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the U.S. Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancelation of this Agreement.

          12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the U.S. Representatives, will be mailed, delivered or telefaxed to the Salomon Smith Barney General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel at 388 Greenwich Street, 35th Floor, New York, New

York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to the Legal Department (fax no.: (312) 836-3982) and confirmed to it at 455 N. Cityfront Plaza Drive, Suite 1300, Chicago, Illinois 60611, Attention: Legal Department; or, if sent to the Selling Stockholder, will be mailed, delivered or telefaxed to Wells Fargo Bank (Fax no.: (415) 956-9362) and confirmed to it at 420 Montgomery Street, 2nd Floor, San Francisco, California 94104, Attention: Jane McKeever, and to the Executive Director (fax no.: (440) 646-0530) and confirmed to it at 6009 Landerhaven Drive, Unit H, Mayfield Heights, Ohio 44124, Attention: Janis L. Bair, Executive Director.

          13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

          14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

          15. Counterparts. This Agreement may be signed in one or more counter parts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

          16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

          17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

          "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

          "Class B Stock" shall mean the Class B Common Stock, $0.10 par value per share, of the Company.

          "Commission" shall mean the Securities and Exchange Commission.

          "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

          "International Preliminary Prospectus" shall mean any preliminary prospectus with respect to the offering of the International Securities referred to in Section 1(i)(a) above and any preliminary prospectus with respect to the offering of the International Securities included in the Registration Statement at the Effective Date that omits Rule 430A Information.

          "Preliminary Prospectus" shall mean the U.S. Preliminary Prospectus or the International Preliminary Prospectus, as the case may be.

          "Registration Statement" shall mean the registration statement referred to in Section 1(i)(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

          "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

          "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

          "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in
     Section 1(i)(a) hereof.

          "Salomon Smith Barney" shall mean Smith Barney Inc. or Salomon Brothers Inc, to the extent that either such party is a signatory to this Agreement.

          "U.S." or "United States" shall mean the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

          "United States or Canadian Person" shall mean any person who is a national or resident of the United States or Canada, any corporation, partnership or other entity created or organized in or under the laws of the United States or Canada or of any political subdivision thereof, or any estate or trust the income of which is subject to United States or Canadian Federal income taxation, regardless of its source (other than any non-United States or Non-Canadian branch of any United States or Canadian Person), and shall include any United States or Canadian branch of a person other than a United States or Canadian Person.

          "U.S. Preliminary Prospectus" shall mean any preliminary prospectus with respect to the offering of the U.S. Securities referred to in Section 1(i)(a) above and any preliminary prospectus with respect to the offering of the U.S. Securities included in the Registration Statement at the Effective Date that omits Rule 430A Information.

          18. Scope of Agreement. This Agreement shall in no way be interpreted to amend, alter or suspend the terms and provisions of the Registration Rights Agreement with respect to the rights and obligations of the Company and the Selling Stockholder vis-a-vis each other, but not with respect to the rights of the U.S. Underwriters pursuant to this Agreement.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholder and the several U.S. Underwriters.


                                     Very truly yours,

                                     Navistar International Corporation

                                     By: .....................................
                                         Name:
                                         Title:


                                     Navistar International Transportation Corp.
                                          Retiree Supplemental Benefit Trust

                                     By: Wells Fargo, N.A., as Trustee


                                     By: .....................................
                                         Name:
                                         Title:


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Smith Barney Inc.
Credit Suisse First Boston Corporation
J.P. Morgan Securities Inc.

By:  Smith Barney Inc.

By: ............................
    Name:
    Title:

For itself and the other
several U.S. Underwriters named in
Schedule I to the foregoing
Agreement.

                                   SCHEDULE I
                                   ----------


           U. S. Underwriters               Number of U.S. Underwritten
           ------------------               ---------------------------
                                           Securities to be Purchased/b/
                                           -----------------------------
Smith Barney Inc..........................

Credit Suisse First Boston Corporation....

J.P. Morgan Securities Inc. ..............


                                                      ----------
     Total................................            13,894,103
                                                      ==========





---------------------

   /b/ Not including the 2,000,000 Repurchased Securities, which are to be allocated to the several U.S. Underwriters pursuant to paragraph (c) of Section 2 hereto.

                                                                       EXHIBIT A


                      [Letterhead of officer or director]


                       Navistar International Corporation
                       ----------------------------------
                        Public Offering of Common Stock
                        -------------------------------


                                                                   May [ ], 1998

Smith Barney Inc.
Credit Suisse First Boston Corporation and
  Credit Suisse First Boston (Europe) Limited
J.P. Morgan Securities Inc. and J.P. Morgan Securities Ltd.
As U.S. Representatives and Lead Managers of the several Underwriters, c/o Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

          This letter is being delivered to you in connection with the proposed U.S. Underwriting Agreement and International Underwriting Agreement (together, the "Underwriting Agreements"), among Navistar International Corporation, a Delaware corporation (the "Company"), the Navistar International Transportation Corp. Retiree Supplemental Benefit Trust and each of you as representatives or managers, as the case may be, of a group of U.S. Underwriters or International Managers (together, the "Underwriters") named therein, relating to an underwritten public offering of Common Stock, $0.10 par value per share (the "Common Stock"), of the Company.

          In order to induce you and the other Underwriters to enter into the Underwriting Agreements, the undersigned will not, without the prior written consent of Smith Barney Inc., offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for the period beginning on the date of the Underwriting Agreements and ending on August 14, 1998, other than shares of Common Stock disposed of as bona fide gifts approved by Smith Barney Inc. It is understood that (i) the undersigned may at any time exercise options exercisable into shares of Common Stock without the prior written consent of Smith Barney Inc., provided that the shares received upon such exercise are held by the undersigned subject to the terms of this agreement and (ii) you and the other Underwriters will agree with the Company in the Underwriting Agreements to permit an aggregate of 200,000 shares of Common Stock to be sold, pledged or otherwise disposed of by the officers or directors of the Company or Navistar International Transportation Corp. during the period referred to above.

          The undersigned hereby represents and warrants that he/she has sold, pledged or otherwise disposed of [ ] shares of the capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock (including pursuant to option exercises) during the period between May 1, 1998 and the date hereof, inclusive.

          If for any reason the Underwriting Agreements shall be terminated prior to the Closing Date (as defined in the Underwriting Agreements), the agreement set forth above shall likewise be terminated.


                                       Yours very truly,

                                       [Signature of officer or director]

                                       [Name and address of officer or director]